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                                                                     Exhibit 5.1
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                   [Letterhead of Jones, Day, Reavis & Pogue]



                                October 11, 1996

Sterling Commerce, Inc.
8080 North Central Expressway
Suite 1100
Dallas, Texas  75206

     Re: Registration Statement on Form S-3 relating to 17,450,400 Shares of Common Stock, par value $0.01 per share, of Sterling Commerce, Inc.
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Ladies and Gentlemen:

          We are acting as counsel to Sterling Commerce, Inc., a Delaware corporation (the "Company"), in connection with the registration of 17,450,400 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement").

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid, and nonassessable.

          In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."

                                 Very truly yours,

                                 /s/ Jones, Day, Reavis & Pogue

                                 Jones, Day, Reavis & Pogue